Exhibit 4.2
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THE GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.
     THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ASSOCIATED BANC-CORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
ASSOCIATED BANC-CORP
5.125% Senior Note Due 2016

No. 001 CUSIP	No. 045488 AC7
     ASSOCIATED BANC-CORP, a Wisconsin corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, herby promises to pay to
CEDE & CO.
or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on March 28, 2016 (the “Stated Maturity”), and to pay interest on said principal sum semiannually in arrears on March 28 and September 28 in each year (individually referred to as an “Interest Payment Date” and collectively as the “Interest Payment Dates”), commencing September 28, 2011, at the rate of 5.125% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from March 28, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provide in such Indenture, be paid to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date, provided that interest payable on the Stated Maturity shall be payable to the Person to whom the principal hereof is payable. In the event any Interest Payment Date or the Stated Maturity is not a Business Day, principal and interest will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from the after such date, Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such indenture. Payment of the principal of and interest on this Security due on the Stated Maturity will be made in immediately available funds upon presentation of this Security, provided that it is presented to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. For the purposes of this Security, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, which shall initially be the office or agency of the Trustee, and if this Security is no longer held in global form, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Stated Maturity) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

ASSOCIATED BANC-CORP
By:	/s/ Christopher Del Moral-Niles
Name:	Christopher Del Moral-Niles
Title:	Executive Vice President and Treasurer

ATTEST:
By:	/s/ Joseph B. Selner
Name:	Joseph B. Selner
Title:	Executive Vice President and Chief Financial Officer

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee
By:	/s/ Lawrence M. Kusch
Authorized Officer

      Date: March 28, 2011

[REVERSE OF SECURITY]
     This Security is one of a duly authorized issue of notes of the series designated above of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of March 14, 2011 for senior debt securities, between ASSOCIATED BANC-CORP and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), as supplemented by the Board Resolution (as so supplemented, the “Indenture”), and reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount equal to $300,000,000 as of the date of this Security. In addition, the Company may from time to time without the consent of the Holders of Securities create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of this issue (including the Securities) or upon such terms as the Company may determine at the time of their issue. References herein to the Securities include (unless the contest requires otherwise) any other securities issued as described in this paragraph and forming a single series with the Securities.
     Where the Indenture or this Security provides for notice to the Holder of this Security of any event, such notice shall be sufficiently given if in writing and mailed, first class, postage prepaid, to the Holder of this Security at his, her or its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to the Holder of this Security by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to the Holder of this Security is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to the Holder of this Security shall affect the sufficiency of such notice with respect to other Holders of the Securities.
     On or after February 28, 2016, the Securities are subject to redemption in whole or in part, upon not less than 10 days nor more than 60 days’ prior notice, at the election of the Company, at a redemption price (“Redemption Price”) equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest at the Redemption Date.
     Notice of redemption may be delivered electronically or mailed by first-class mail to each Holder of Securities to be redeemed at his, her to its registered address and will be deemed to have been given on the first Business Day after electronic delivery or the second Business Day after the date of mailing. The Securities may be redeemed in part but only in whole multiples of $10,000,000. Delivery of a notice shall in no way preclude the ability of any Holder to sell or transfer the Securities prior to the Redemption Date specified in such notice. If notice of redemption has been given as provided for by the Indenture, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest.
     This Security is not mandatorily redeemable, in whole or in part, prior to the Stated Maturity. This Security is not subject to any sinking fund.
     This Security shall have the benefit of the covenants and agreements set forth in the Indenture.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all the securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Company and the rights of the Holders of the Securities of each series under the indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Outstanding Securities, and with respect to certain limited matters, the Company and the Trustee may enter into one or more indentures supplemental to the indenture without the consent of any Holder. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal of, premium, if any, and interest on this Security on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
     The Securities are issuable only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the holder surrendering the same.
     The Securities are issuable in the form of one or more Global Securities and shall be exchangeable for definitive Securities only in the circumstances specified in the Indenture. The Depositary for the Securities shall be The Depository Trust Company.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.
     This Security shall be construed in accordance with and governed by the laws of the State of New York.
     All terms not defined herein shall have the respective meanings ascribed to them in the Indenture.
     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Security shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

[FORM OF ASSIGNMENT]
     For value received                                           hereby sell(s), assign(s) and transfer(s) unto                                           (please insert address and social security or other identifying number of assignee) the within Security, and hereby irrevocably constitute sand appoints                                           attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES
     The initial principal amount of this Global Security is U.S. $300,000,000. The following increases or decreases in this Global Security have been made:

	Amount of	Amount of	Principal Amount
	increase in	decrease in	of this Global	Signature of
	Principal Amount	Principal Amount	Note following	authorized
	of this Global	of this Global	such increase or	signatory of
Date of Exchange	Security	Security	decrease	Trustee